EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Names David Stefko Chief Financial Officer

NEW YORK, New York –January 14, 2016 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today announced the appointment of David Stefko to the position of Chief Financial Officer of the Company, effective immediately.  Mr. Stefko previously held the position of Interim CFO and Treasurer.

Brendan Hoffman, Chief Executive Officer, commented, “I am extremely pleased that Dave has agreed to take on the role of Chief Financial Officer on a permanent basis.  Having worked closely with him since I joined the Company last fall, I have come to value and respect his financial expertise and leadership abilities.  He has made valuable contributions to the organization during his tenure as interim CFO, and I look forward to leveraging his knowledge and experience as we work together to set the stage for the future growth of the Vince brand.”

Mr. Stefko said, “I am pleased to be joining Vince on a permanent basis, and look forward to continuing to work with Brendan and the team to drive sustainable long-term growth and shareholder value.”

Mr. Stefko has 28 years of senior finance and executive management experience and until being named Interim Chief Financial Officer and Treasurer, held the position of Group CFO at Sun Capital Partners. Prior to joining Sun Capital, he served as SVP, CFO & CAO of Things Remembered, a national multichannel specialty retailer.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's and men's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,500 distribution locations across 48 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 34 full-price retail stores, 14 outlet stores and its e-commerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under "Updated 2015 Outlook" and statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as  "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage current excess inventory in a way that will promote the long-term health of the brand; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200

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